Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-226713) of Priority Technology Holdings, Inc. and
(2)Registration Statement (Form S-8 No. 333-230620) of Priority Technology Holdings, Inc;

of our report dated March 17, 2022, with respect to the consolidated financial statements of Priority Technology Holdings, Inc. included in this Annual Report (Form 10-K) of Priority Technology Holdings, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Atlanta, Georgia
March 17, 2022